UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2011

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 25, 2011, the board of directors of MHI Hospitality Corporation (the “Company”), in accordance with the terms of the Company’s bylaws, expanded the number of directors on the board from seven (7) to nine (9) members and appointed Ryan P. Taylor and David R. Folsom as new directors of the Company.

Mr. Ryan P. Taylor

Mr. Ryan P. Taylor is the Managing Partner of Richmond Hill Investment Co., LP and a Managing Director of Essex Equity Capital Management, LLC.

On April 18, 2011, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Essex Illiquid, LLC and Richmond Hill Capital Partners, LP (collectively, the “Investors”), pursuant to which the Company issued and sold to the Investors in a private placement 25,000 shares of the Company’s Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”) and a warrant to purchase 1,900,000 shares of the Company’s common stock, par value $0.01 per share, for a purchase price of $25.0 million.

As set forth in the Company’s Articles Supplementary, the holders of the Preferred Stock have the exclusive right, voting separately as a single class, to elect one (1) member of the Company’s board of directors, which right shall terminate upon redemption of the Preferred Stock. The holders of the Preferred Stock have designated Mr. Ryan P. Taylor to serve as a director on the Company’s board of directors effective May 25, 2011.

At this time, Mr. Ryan P. Taylor is not expected to serve on any committees of the board of directors.

The holders of the Preferred Stock have a right to payment of a cumulative dividend payable (i) in cash at an annual rate of 10.0% and (ii) in additional shares of the Preferred Stock at an annual rate of 2.0% of the liquidation preference per share. Pursuant to the Purchase Agreement, on April 18, 2011, the Company reimbursed the Investors $250,000 for expenses incurred in connection with the transaction.

In addition, on April 18, 2011, the Company entered into a Note Agreement (the “Note Agreement”) with Essex Equity High Income Joint Investment Vehicle, LLC, as a lender (the “Lender”), pursuant to which the Company has the right to borrow up to $10.0 million. The principal amount borrowed under the Note Agreement will bear interest at the rate of 9.25% per annum, payable quarterly in arrears. As of the date hereof, the Company has not made any draws under the Note Agreement.

Mr. David R. Folsom

Mr. David R. Folsom, the Company’s President and Chief Operating Officer, was appointed as a director on May 25, 2011. Mr. Folsom is not expected to serve on any committees of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Andrew M. Sims Chief Executive Officer

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